Exhibit 99.1

NEWS RELEASE

CONTINENTAL RESOURCES ANNOUNCES PRELIMINARY SECOND QUARTER 2018 PRODUCTION OF 284,059 BOE PER DAY, ALONG WITH HIGHER CURRENT PRODUCTION ESTIMATES OF 296,000 - 298,000 BOE PER DAY THROUGH THE FIRST HALF OF JULY 2018

Oklahoma City, July 24, 2018 – Continental Resources, Inc. (NYSE: CLR) (the Company) today announced preliminary second quarter production results.

Second quarter 2018 production totaled 25.8 million barrels of oil equivalent (Boe), or 284,059 Boe per day, with average daily oil production of 157,000 barrels of oil (Bo) per day, which increased 25% from second quarter 2017. Second quarter production would have been just above 289,000 Boe per day except for abnormally wet weather in the Bakken and the voluntary curtailment of Midcontinent production to gain access to premium North Texas markets via the Company’s previously announced Wildcat pipeline agreement. Under the Wildcat agreement, for June 2018, we realized a $0.25 per MMBtu uplift at Tolar versus selling in-basin. For July 2018, for first of month transactions we expect to realize a $0.31 price uplift at Tolar versus selling in-basin.

Following these transitory timing delays, the first half of July is estimated to have averaged 296,000-298,000 Boe per day as additional Bakken pads enter first production. Importantly, oil production for the first half of July has also recovered, averaging approximately 166,000 Bo per day, representing 25% growth when compared against July 2017. For the balance of third quarter 2018, the Company expects production to average 290,000-295,000 Boe per day, with an oil ratio approaching 57%. The Company expects the fourth quarter 2018 oil ratio to be between 58-60%. Lastly, the Company also expects production to be toward the top end of the range for both previously stated full year production and 2018 exit rate guidance.

“We expect to see a significant uplift in oil production growth in the second half of 2018 driven by our large Bakken pads and our Springer, Woodford and Sycamore assets in Project SpringBoard,” said Harold Hamm, Chairman and Chief Executive Officer. “These assets will not only drive a new wave of oil production in the second half of 2018, but will also provide a catalyst for strong oil-weighted growth in 2019.”

Second Quarter Earnings Conference Call

Continental plans to host a conference call to discuss second quarter results on Wednesday, August 8, 2018, at 12 p.m. ET (11 a.m. CT). Those wishing to listen to the conference call may do so via the Company’s website at www.CLR.com or by phone:

Time and date:	12 p.m. ET, Wednesday, August 8, 2018
Dial in:	844-309-6572
Intl. dial in:	484-747-6921
Pass code:	4798234

A replay of the call will be available for 14 days on the Company’s website or by dialing:

Replay number:	855-859-2056 or 404-537-3406
Intl. replay:	800-585-8367
Pass code:	4798234

Continental plans to publish a second quarter 2018 summary presentation to its website at www.CLR.com prior to the start of its earnings conference call on August 8, 2018.

About Continental Resources

Continental Resources (NYSE: CLR) is a top 10 independent oil producer in the U.S. Lower 48 and a leader in America’s energy renaissance. Based in Oklahoma City, Continental is the largest leaseholder and the largest producer in the nation’s premier oil field, the Bakken play of North Dakota and Montana. The Company also has significant positions in Oklahoma, including its SCOOP Woodford and SCOOP Springer discoveries and the STACK plays. With a focus on the exploration and production of oil, Continental has unlocked the technology and resources vital to American energy independence and our nation’s leadership in the new world oil market. In 2018, the Company will celebrate 51 years of operations. For more information, please visit www.CLR.com.

Cautionary Statement for the Purpose of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements included in this press release other than statements of historical fact, including, but not limited to, forecasts or expectations regarding the Company’s business and statements or information concerning the Company’s future operations, performance, financial condition, production and reserves, schedules, plans, timing of development, rates of return, budgets, costs, business strategy, objectives, and cash flows are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget,” “plan,” “continue,” “potential,” “guidance,” “strategy,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Forward-looking statements are based on the Company’s current expectations and assumptions about future events and currently available information as to the outcome and timing of future events. Although the Company believes these assumptions and expectations are reasonable, they are inherently subject to numerous business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. No assurance can be given that such expectations will be correct or achieved or that the assumptions are accurate. The risks and uncertainties include, but are not limited to, commodity price volatility; the geographic concentration of our operations; financial market and economic volatility; the inability to access needed capital; the risks and potential liabilities inherent in crude oil and natural gas drilling and production and the availability of insurance to cover any losses resulting therefrom; difficulties in estimating proved reserves and other reserves-based measures; declines in the values of our crude oil and natural gas properties resulting in impairment charges; our ability to replace proved reserves and sustain production; the availability or cost of equipment and oilfield services; leasehold terms expiring on undeveloped acreage before production can be established; our ability to project future production, achieve targeted results in drilling and well operations and predict the amount and timing of development expenditures; the availability and cost of transportation, processing and refining facilities; legislative and regulatory changes adversely affecting our industry and our business, including initiatives related to hydraulic fracturing; increased market and industry competition, including from alternative fuels and other energy sources; and the other risks described under Part I, Item 1A. Risk Factors and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, registration statements and other reports filed from time to time with the SEC, and other announcements the Company makes from time to time.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, the Company’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, the Company undertakes no obligation to publicly correct or update any forward-looking statement whether as a result of new information, future events or circumstances after the date of this report, or otherwise.

Readers are cautioned that initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels. In particular, production from horizontal drilling in shale oil and natural gas resource plays and tight natural gas plays that are stimulated with extensive pressure fracturing are typically characterized by significant early declines in production rates.

We use the term “EUR” or “estimated ultimate recovery” to describe potentially recoverable oil and natural gas hydrocarbon quantities. We include these estimates to demonstrate what we believe to be the potential for future drilling and production on our properties. These estimates are by their nature much more speculative than estimates of proved reserves and require substantial capital spending to implement recovery. Actual locations drilled and quantities that may be ultimately recovered from our properties will differ substantially. EUR data included herein remain subject to change as more well data is analyzed.

Investor Contact:	Media Contact:
Rory Sabino	Kristin Thomas
Vice President, Investor Relations	Senior Vice President, Public Relations
405-234-9620	405-234-9480
Rory.Sabino@CLR.com	Kristin.Thomas@CLR.com

Lucy Guttenberger
Senior Investor Relations Associate 405-774-5878
Lucy.Guttenberger@CLR.com